TENTH AMENDMENT AGREEMENT

AMENDMENT AGREEMENT (“Amendment”) dated as of March 15, 2018 is between BNP Paribas Prime Brokerage International, Limited (“BNPP PB”) and DNP Select Income Fund Inc. (“Customer”).

WHEREAS, BNPP PB (as successor to BNP Paribas Prime Brokerage, Inc.) and Customer are parties to that certain Committed Facility Agreement dated as of March 6, 2009 (as amended by the Second Amendment Agreement dated as of January 27, 2012, the Third Amendment Agreement dated as of August 26, 2013, the Fourth Amendment Agreement dated as of February 6, 2014, the Fifth Amendment Agreement dated as of March 24, 2014, the Sixth Amendment Agreement dated as of July l, 2014, the Seventh Amendment Agreement dated as of December 19, 2014, the Eighth Amendment Agreement dated as of January 25, 2016, and Amendment Agreement dated as of July 22, 2016, the “Facility Agreement”) and that certain Rehypothecation Side Letter dated as of March 6, 2009 (the “RSL”);

WHEREAS, the parties hereto desire to amend the Facility Agreement and the RSL as provided herein;

NOW THEREFORE, in consideration of the mutual agreements provided herein, the parties agree to amend the Facility Agreement and the RSL as follows:

1.	Amendment to Section 1 of the Facility Agreement (‘Definitions’)

The definition of “Maximum Commitment Financing” in Section 1 of the Facility Agreement is hereby replaced in its entirety by the following:

“Maximum Commitment Financing” means $400,000,000 USD. Customer shall have the right to reduce the Maximum Commitment Financing upon one (1) Business Day’s prior written notice to BNPP PB, provided that the aggregate reduction for any calendar month shall not exceed 20% of the Maximum Commitment Financing. In addition, Customer may, subject to BNPP PB’s approval, increase the Maximum Commitment Financing upon one (1) Business Day’s prior written notice to BNPP PB, provided that the Maximum Commitment Financing shall not exceed $400,000,000 USD.

2.	Amendment to the Financing Rate in Appendix B of the Facility Agreement

The Customer Debit Rate is hereby amended by replacing the number “3M LIBOR + 115 bps” currently appearing therein with the number “3M LIBOR + 90 bps”.

3.	Amendment to the Commitment Fee in Appendix B of the Facility Agreement

The section under “Commitment Fee” is hereby deleted in its entirety and replaced with the word “Waived.”

4.	Schedule A to the RSL

The minimum fee as set forth in Schedule A to the RSL is hereby amended by replacing the number “5” currently appearing therein with the number “8”.

5.	Representations

Each party represents to the other party that all representations contained in the Facility Agreement and the RSL are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

6.	Miscellaneous

(a)	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Facility Agreement and the RSL.

(b)	Entire Agreement. The Facility Agreement and the RSL each as amended and supplemented by this Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto. Except as expressly set forth herein, the terms and conditions of the Facility Agreement and the RSL remain in full force and effect.

(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

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IN WITNESS WHEREOF the parties have executed this Amendment with effect from the first date specified on the first page of this Amendment.

BNP PARIBAS PRIME BROKERAGE INTERNATIONAL, LIMITED		DNP SELECT INCOME FUND INC.

/s/ Jeffrey Lowe		/s/ Nathan Partain
Name:	Jeffrey Lowe	Name:	Nathan Partain
Title:	Managing Director	Title:	President & CEO

/s/ Robert Luzzo
Name:	Robert Luzzo
Title:	Managing Director

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